HENRY SCHEIN
                                 NEWS RELEASE
        Henry Schein, Inc. - 135 Duryea Road - Melville, New York 11747

                                     FOR:     Henry Schein, Inc.
                                     CONTACT: Steven Paladino
                                              Executive Vice President and
                                              Chief Financial Officer
                                              steven.paladino@henryschein.com
                                              (631) 843-5500

                                              Susan Vassallo
                                              Director, Corporate Communications
                                              susan.vassallo@henryschein.com
FOR IMMEDIATE RELEASE                         (631) 843-5562


                 HENRY SCHEIN REPORTS SECOND QUARTER RESULTS

                   Net sales increase 21% to $1.14 billion

MELVILLE, N.Y. - July 26, 2005 - Henry Schein, Inc. (Nasdaq NM: HSIC), the largest provider of healthcare products and services to office-based practitioners in the combined North American and European markets, today reported financial results for the quarter ended June 25, 2005.
         Net sales for the second quarter of 2005 were $1.14 billion, an increase of 20.7% from the second quarter of 2004 (See Exhibit A for details of sales growth). This increase includes 19.1% local currency growth (3.4% internally generated and 15.7% from acquisitions) and 1.6% related to foreign currency exchange. Second quarter net income was $40.0 million, an increase of 3.2% compared with the second quarter of 2004. Earnings per diluted share of $0.45 represents an increase of 4.7% compared with the prior-year quarter.
         "Our financial results reflect second quarter records for sales, net income and earnings per share," said Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein. "During the quarter we also made significant progress toward effectively integrating acquired businesses into Henry Schein, including Ash Temple in Canada and the Demedis businesses in Germany, Austria and the Benelux countries."
         Net income and earnings per share growth for the second quarter reflect the impact of certain one-time items including integration costs of recent acquisitions, seasonality changes, and expenses associated with relocation to a new corporate headquarters in Melville, New York, as discussed in the Company's first quarter earnings release.
         For the quarter, Dental sales increased 18.8%, including 18.2% growth in local currencies (10.1% internally generated and 8.1% from acquisitions) and 0.6% related to foreign currency exchange. Of the 18.2% local currency growth, Dental consumable merchandise sales increased 15.5% (8.1% internal growth, 7.4% acquisition growth) and Dental equipment sales and service revenues were up 28.9% (17.6% internal growth, 11.3% acquisition growth). Sales of the Colgate products introduced in May 2004 accounted for about 1.1% of the Dental consumable merchandise internal growth in local currencies.


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         "We are pleased to report double-digit sales growth in our Dental
Group, which we have achieved consistently for the past eight quarters. We continue to gain market share due to the investments we have made in field sales force training, strategic acquisitions and innovations such as our Privileges customer loyalty program in combination with our industry leading Dental practice management software and clinical applications, all supported by our initiatives in e-commerce and information technology," explained Mr. Bergman.
         "Earlier this month we held our annual national Dental sales meeting, which is the largest such gathering in the industry and serves as an important showcase for our vendor partners while providing training and motivation for our field sales consultants," he added. "This year's record attendance included approximately 1,250 Team Schein Members and more than 135 vendors attracting, we believe, the largest number of dental vendors to a company sponsored event in the industry."
         Medical sales declined 2.9% during the second quarter (internal sales down 3.9%, offset by acquisition growth of 1.0%), reflecting the continued impact of shedding lower margin and nominally profitable pharmaceutical and veterinary sales.
         "Medical Group sales during the second quarter reflect the further implementation of strategic decisions made in the preceding quarter in support of the Company's operating margin expansion goals," commented Mr. Bergman. "Our core physician and alternate care business however, improved by 8.3% without the impact of lower margin pharmaceutical products, of which 6.5% was internal growth."
         "In June, our Medical Group held its annual national sales meeting with more than 800 attendees. This was our largest Medical conference ever," he added. "We continue to strengthen the value-added partnership dynamic between our Medical field sales consultants and their physician customers, similar to the success we have had in our Dental Group."
         International sales increased 71.2%, including 64.0% growth in local currencies (2.4% internally generated and 61.6% from acquisitions) and 7.2% due to foreign currency exchange. "International Group internal sales growth in local currencies improved compared with the first quarter of 2005 as the government reimbursement issues in Germany have begun to ease. Total International Group sales growth was once again significantly bolstered by the acquisition of the Demedis full-service businesses in Germany, Austria and the Benelux countries, and the KRUGG dental business in Italy," Mr. Bergman commented.
         "Also contributing to second quarter International growth was the acquisition of Halas Dental and Shalfoon Bros., which strengthened our position in the Australia and New Zealand dental products markets, and we are now the
leading dental distributor in those markets.   We continue to be very excited
about our prospects in the International arena as well as in North America," he added.
         Technology and Value-Added Services sales grew 9.5%, including 9.2% growth in local currencies and 0.3% related to foreign currency exchange. "Growth in Technology and Value-Added Services revenues was fueled by particularly strong performance in the electronic services business,"
Mr. Bergman explained.


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Stock Repurchase Plan
         In June 2004, the Company announced a share repurchase program of up to $100 million worth of common stock, under which 121,800 shares were repurchased during the second quarter at an average price of $38.58 per share. The impact of the repurchase of shares under this program on second quarter diluted EPS was immaterial. To date under this program, 1,736,110 shares have been repurchased at an average price of $32.98 per share.

2005 EPS Guidance
         On June 15, 2005, Chiron Corporation (Nasdaq NM: CHIR) revised its production estimates for Fluvirin(R) influenza virus vaccine for the 2005-2006 influenza season, and now estimates it will produce between 18 million and 26 million doses. Henry Schein remains cautiously optimistic about Chiron's ability to re-enter the U.S. market for influenza vaccine in time for the 2005 season. However, at this time there is continued uncertainty about the number of doses of influenza vaccine that Chiron will produce, how many will be available in the United States and the amount Henry Schein will receive, if any, for 2005. In addition, although end user pricing for influenza vaccine is expected to increase this year, there remains uncertainty regarding specific pricing, and Henry Schein has not yet announced influenza vaccine pricing to its customers for 2005. Since we do not have reasonable certainty with respect to these matters, we are not providing specific guidance at this time should Chiron re-enter the influenza vaccine market in 2005.
         However, Henry Schein affirms that it expects 2005 diluted EPS in the range of $1.73 to $1.77 if Chiron is unable to re-enter the influenza vaccine market this year. This represents mid-teens percentage diluted EPS growth over 2004, excluding the $0.10 one-time charge in 2004 related to the Fluvirin contract. This guidance assumes no significant increase in sales of influenza vaccine products from other manufacturers over 2004 levels. This guidance does not include the impact of expensing of stock options (per Financial Accounting Standards No. 123(R)), which has been delayed until 2006. The Company notes that all 2005 guidance is for current operations including completed acquisitions, and does not include the impact of potential future acquisitions.

Second Quarter Conference Call Webcast
         The Company will hold a conference call to discuss second quarter financial results today, beginning at 10 a.m. Eastern Time. Individual investors are invited to listen to the conference call over the Internet through Henry Schein's Web site at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.


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About Henry Schein
         Henry Schein, a Fortune 500(R) company, is recognized for its excellent customer service and highly competitive prices. The Company's four business groups - Dental, Medical, International and Technology - serve more than 475,000 customers worldwide, including dental practices and laboratories, physician practices and veterinary clinics, as well as government and other institutions. The Company's sales reached a record $4.1 billion in 2004. The Company operates through a centralized and automated distribution network, which provides customers in more than 125 countries with a comprehensive selection of over 160,000 national and Henry Schein private-brand products.
         Henry Schein also offers a wide range of innovative value-added practice solutions for healthcare professionals, such as ArubA(R), the Company's electronic catalog and ordering system. Our leading practice-management software solutions have been installed in more than 50,000 practices -- DENTRIX(R) and Easy Dental(R) for dental practices, and AVImark(R) for veterinary clinics.
         Headquartered in Melville, N.Y., Henry Schein employs nearly 11,000 people and has operations in 19 countries. For more information, visit the Henry Schein Web site at www.henryschein.com.

         In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance and achievements, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms. A full discussion of the Company's operations and financial condition, including factors that may affect its business and future prospects, is contained in documents the Company has filed with the SEC and will be contained in all subsequent periodic filings made with the SEC. These documents identify in detail important risk factors that could cause the Company's actual performance to differ materially from current expectations.

         Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: competitive factors; changes in the healthcare industry; changes in government regulations that affect the Company; financial risks associated with the Company's international operations; fluctuations in quarterly earnings; transitional challenges associated with acquisitions; regulatory and litigation risks; the dependence on the Company's continued product development, technical support and successful marketing in the technology segment; the Company's dependence upon sales personnel and key customers; the Company's dependence on its senior management; the Company's dependence on third parties for the manufacture and supply of its products; possible increases in the cost of shipping the Company's products or other service trouble with the Company's third-party shippers; risks from rapid technological change; and risks from potential increases in variable interest rates.

         The order in which these factors appear should not be construed to indicate their relative importance or priority. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty and has no obligation to update forward-looking statements.


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                               (TABLES TO FOLLOW)

                               HENRY SCHEIN, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (unaudited)



                                                             Three Months Ended             Six Months Ended
                                                         --------------------------    --------------------------
                                                           June 25,       June 26,       June 25,       June 26,
                                                             2005           2004           2005           2004
                                                         -----------    -----------    -----------    -----------
Net sales ............................................   $ 1,141,620    $   945,690    $ 2,243,030    $ 1,832,321
Cost of sales ........................................       817,208        693,975      1,612,431      1,349,779
                                                         -----------    -----------    -----------    -----------
       Gross profit ..................................       324,412        251,715        630,599        482,542
Operating expenses:
    Selling, general and administrative ..............       253,948        188,130        502,930        372,657
                                                         -----------    -----------    -----------    -----------
       Operating income ..............................        70,464         63,585        127,669        109,885
Other income (expense):
    Interest income ..................................         1,980          2,451          4,008          4,667
    Interest expense .................................        (5,227)        (3,114)       (11,598)        (6,116)
    Other, net .......................................          (228)           180           (569)           331
                                                         -----------    -----------    -----------    -----------
       Income before taxes, minority interest
        and equity in earnings of affiliates .........        66,989         63,102        119,510        108,767
Taxes on income ......................................       (24,787)       (23,412)       (44,219)       (40,444)
Minority interest in net income of subsidiaries.......        (2,476)        (1,254)        (2,527)        (1,779)
Equity in earnings of affiliates .....................           248            300            435            585
                                                         -----------    -----------    -----------    -----------
Net income ...........................................   $    39,974    $    38,736    $    73,199    $    67,129
                                                         ===========    ===========    ===========    ===========

Earnings per share:
    Basic ............................................   $      0.46    $      0.44    $      0.84    $      0.77
                                                         ===========    ===========    ===========    ===========
    Diluted ..........................................   $      0.45    $      0.43    $      0.82    $      0.74
                                                         ===========    ===========    ===========    ===========

Weighted-average common shares outstanding:
    Basic ............................................        86,927         87,829         86,818         87,699
                                                         ===========    ===========    ===========    ===========
    Diluted ..........................................        89,115         90,080         88,981         90,147
                                                         ===========    ===========    ===========    ===========

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

                                                HENRY SCHEIN, INC.
                                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands, except share and per share data)


                                                                                         June 25,     December 25,
                                                                                           2005           2004
                                                                                       -----------    -----------
                                                                                       (unaudited)
ASSETS
Current assets:
    Cash and cash equivalents ..................................................       $   187,108    $   186,621
    Accounts receivable, net of reserves of $45,198 and $44,852 ................           580,699        554,666
    Inventories ................................................................           494,323        486,494
    Deferred income taxes ......................................................            30,633         28,795
    Prepaid expenses and other .................................................           127,101        174,167
                                                                                       -----------    -----------
            Total current assets ...............................................         1,419,864      1,430,743
Property and equipment, net ....................................................           184,287        176,103
Goodwill .......................................................................           629,096        627,215
Other intangibles, net .........................................................           131,784        129,285
Investments and other ..........................................................            74,857         70,324
                                                                                       -----------    -----------
            Total assets .......................................................       $ 2,439,888    $ 2,433,670
                                                                                       ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable ...........................................................       $   322,256    $   367,213
    Bank credit lines ..........................................................             4,302          5,969
    Current maturities of long-term debt .......................................             8,356          3,906
    Accrued expenses:
       Payroll and related .....................................................            91,515         89,431
       Taxes ...................................................................            56,884         70,970
       Other ...................................................................           140,158        156,410
                                                                                       -----------    -----------
            Total current liabilities ..........................................           623,471        693,899
Long-term debt .................................................................           518,954        525,682
Deferred income taxes ...........................................................           72,198         66,599
Other liabilities ..............................................................            48,514         28,999

Minority interest ..............................................................            14,367         12,438
Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value, 1,000,000 shares authorized,
       none outstanding ........................................................               --             --
   Common stock, $.01 par value, 240,000,000 shares authorized,
       87,127,631 and 86,650,428 outstanding ...................................               871            867
   Additional paid-in capital ..................................................           464,660        445,573
   Retained earnings ...........................................................           676,105        615,265
   Accumulated other comprehensive income ......................................            21,136         44,785
   Deferred compensation .......................................................              (388)          (437)
                                                                                       -----------    -----------
            Total stockholders' equity .........................................         1,162,384      1,106,053
                                                                                       -----------    -----------
            Total liabilities and stockholders' equity .........................       $ 2,439,888    $ 2,433,670
                                                                                       ===========    ===========


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

                                                 HENRY SCHEIN, INC.
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                   (in thousands)
                                                    (unaudited)
                                For the Periods Ended June 25, 2005 and June 26, 2004

                                                                                           Three Months Ended
                                                                                       --------------------------
                                                                                           2005           2004
                                                                                       -----------    -----------

Cash flows from operating activities:
    Net income .................................................................       $    39,974    $    38,736
     Adjustments to reconcile net income to net cash
      provided by operating activities:
           Depreciation and amortization .......................................            15,111         10,342
           Provision for (recovery of) losses on trade and
                 other accounts receivable .....................................               158            744
           Deferred income taxes ...............................................             1,619          2,831
           Undistributed earnings of affiliates ................................              (248)          (300)
           Minority interest in net income of subsidiaries .....................             2,476          1,254
           Other ...............................................................            (1,079)           (56)
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................           (19,500)        (8,118)
                 Inventories ...................................................            12,653          1,959
                 Other current assets ..........................................             1,225        (12,697)
                 Accounts payable and accrued expenses .........................            35,521         37,362
                                                                                       -----------    -----------
Net cash provided by operating activities.......................................            87,910         72,057
                                                                                       -----------    -----------
Cash flows from investing activities:
     Purchases of fixed assets .................................................           (13,895)        (8,135)
     Payments for business acquisitions, net of cash acquired ..................           (15,706)       (88,441)
     Payments related to pending business acquisitions .........................               --         (13,375)
     Proceeds from sales of marketable securities ..............................               --             --
     Net proceeds from (payments for) foreign exchange
      forward contract settlements..............................................            19,993          3,362
     Other......................................................................               415          5,302
                                                                                       -----------    -----------
Net cash used in investing activities ..........................................            (9,193)      (101,287)
                                                                                       -----------    -----------
Cash flows from financing activities:
     Net proceeds from (payments for) bank borrowings ..........................            (1,599)       180,000
     Repayments of debt assumed in business acquisitions........................               --        (113,779)
     Principal payments for long-term debt .....................................            (1,869)        (1,448)
     Payments for establishing new credit facility..............................              (650)           --
     Proceeds from issuance of stock upon exercise of stock options ............             8,109          5,195
     Net proceeds from short-term bank borrowings...............................               --          26,278
     Payments for repurchases of common stock ..................................            (4,699)       (34,910)
     Other .....................................................................              (158)          (160)
                                                                                       -----------    -----------
Net cash provided by (used in) financing activities ............................              (866)        61,176
                                                                                       -----------    -----------
Net change in cash and cash equivalents ........................................            77,851         31,946
Effect of exchange rate changes on cash and cash equivalents ...................            (5,484)         1,305
Cash and cash equivalents, beginning of period .................................           114,741         73,086
                                                                                       -----------    -----------
Cash and cash equivalents, end of period .......................................       $   187,108    $   106,337
                                                                                       ===========    ===========


                                                                                            Six Months Ended
                                                                                       --------------------------
                                                                                           2005           2004
                                                                                       -----------    -----------

Cash flows from operating activities:
    Net income .................................................................       $    73,199    $    67,129
     Adjustments to reconcile net income to net cash
      provided by operating activities:
           Depreciation and amortization .......................................            28,348         19,984
           Provision for (recovery of) losses on trade and
                 other accounts receivable .....................................               (50)         1,153
           Deferred income taxes ...............................................             4,639          3,396
           Undistributed earnings of affiliates ................................              (435)          (585)
           Minority interest in net income of subsidiaries .....................             2,527          1,779
           Other ...............................................................                10             88
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................            (5,066)       (14,933)
                 Inventories ...................................................            21,263        (21,150)
                 Other current assets ..........................................            34,015          9,698
                 Accounts payable and accrued expenses .........................           (85,835)        (7,943)
                                                                                       -----------    -----------
Net cash provided by operating activities.......................................            72,615         58,616
                                                                                       -----------    -----------
Cash flows from investing activities:
     Purchases of fixed assets .................................................           (22,033)       (13,789)
     Payments for business acquisitions, net of cash acquired ..................           (54,752)      (135,807)
     Payments related to pending business acquisitions .........................               --         (56,441)
     Proceeds from sales of marketable securities ..............................               --          14,472
     Net proceeds from (payments for) foreign exchange
      forward contract settlements..............................................            15,515           (683)
     Other......................................................................            (1,887)        (3,305)
                                                                                       -----------    -----------
Net cash used in investing activities ..........................................           (63,157)      (195,553)
                                                                                       -----------    -----------
Cash flows from financing activities:
     Net proceeds from (payments for) bank borrowings ..........................            (1,416)       180,000
     Repayments of debt assumed in business acquisitions........................               --        (113,779)
     Principal payments for long-term debt .....................................            (2,565)        (1,710)
     Payments for establishing new credit facility..............................              (650)           --
     Proceeds from issuance of stock upon exercise of stock options ............            19,053         17,878
     Net proceeds from short-term bank borrowings...............................               --          50,695
     Payments for repurchases of common stock ..................................           (21,009)       (45,964)
     Other .....................................................................              (559)          (506)
                                                                                       -----------    -----------
Net cash provided by (used in) financing activities ............................            (7,146)        86,614
                                                                                       -----------    -----------
Net change in cash and cash equivalents ........................................             2,312        (50,323)
Effect of exchange rate changes on cash and cash equivalents ...................            (1,825)          (691)
Cash and cash equivalents, beginning of period .................................           186,621        157,351
                                                                                       -----------    -----------
Cash and cash equivalents, end of period .......................................       $   187,108    $   106,337
                                                                                       ===========    ===========

NOTE: Certain prior period amounts have been reclassified to conform with the current period presentation.

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

Exhibit A

                                                 Henry Schein, Inc.
                                                2005 Second Quarter
                                             Sales Growth Rate Summary
                                                    (unaudited)


                                               Q2 2005 over Q2 2004
                                               --------------------


                                                        Consolidated      Dental         Medical     International    Technology
                                                        ------------    -----------    ------------  -------------   ------------

Internal                                                      3.4%          10.1%           -3.9%          2.4%            9.2%

Acquisitions                                                 15.7%           8.1%            1.0%         61.6%             --
                                                        ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                             19.1%          18.2%           -2.9%         64.0%            9.2%

Foreign Currency Exchange                                     1.6%           0.6%             --           7.2%            0.3%
                                                        ------------    -----------    ------------  -------------   ------------
     Total Sales Growth                                      20.7%          18.8%           -2.9%         71.2%            9.5%
                                                        ============    ===========    ============  =============   ============


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